UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 20, 2017
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 20, 2017 (the “Closing Date”), Drake Merger Sub Inc. (“Merger Sub”) (an indirect subsidiary of PNG Companies LLC (“PNG”)) completed its previously announced acquisition of Delta Natural Gas Company, Inc. (“Delta”) through a merger (the “Merger”) of Merger Sub into Delta pursuant to the Agreement and Plan of Merger, dated as of February 20, 2017, by and among Delta, PNG and Merger Sub (the “Merger Agreement”). As a result of the Merger, Delta became a direct, wholly owned subsidiary of PNG effective at approximately 11:59 p.m. Eastern Time (the “Effective Time”) on the Closing Date.

Pursuant to the Merger Agreement, at the Effective Time:

•
each issued and outstanding share of Delta common stock (other than any shares owned by PNG or Merger Sub or any of their respective subsidiaries or any shares for which appraisal rights have been perfected) was canceled and converted automatically into the right to receive $30.50 in cash, without interest (the “Merger Consideration”); and

•
each issued and outstanding restricted share of Delta common stock granted under Delta’s incentive compensation plan vested in full and was converted into a vested right to receive a cash payment in an amount equal to the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective as of the close of business on September 20, 2017, the shares of Delta common stock, which traded under the symbol “DGAS”, were suspended from trading on Nasdaq. On September 20, 2017, Delta requested that the Nasdaq file with the Securities and Exchange Commission an application on Form 25 to delist the Delta common stock from Nasdaq and deregister Delta common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Right of Security Holders.

The information under Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of Delta occurred, causing Delta to become a direct wholly owned subsidiary of PNG. The information under Item 2.01 is incorporated herein by reference.

At the Effective Time of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of Delta. In addition, Glenn R. Jennings and Rodney L. Short, two members of Delta’s Board of Directors immediately prior to the Effective Time, were appointed to the Board of Directors of Delta effective upon completion of the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

The information regarding the directors of Delta described under Item 5.01 is incorporated herein by reference.

At the Effective Time of the Merger, (i) Glenn R. Jennings, Chairman of the Board, President and Chief Executive Officer of Delta immediately prior to the Effective Time, became the Chief Executive Officer of Delta, as the surviving corporation of the

Merger and (ii) John B. Brown, Chief Operating Officer, Treasurer and Secretary of Delta immediately prior to the Effective Time became President, Treasurer and Secretary of Delta, as the surviving corporation of the Merger.  The titles and positions of the remaining three executive officers of Delta, Johnny L. Caudill, Brian R. Ramsey and Matthew D. Wesolosky, in effect immediately prior to the Effective Time, remained unchanged in Delta, as the surviving corporation of the Merger.  The base salaries of the five executive officers also remained unchanged.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

At the Effective Time and pursuant to the Merger Agreement, (i) the articles of incorporation of Delta were restated in their entirety to be in the form of the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, and (ii) the bylaws of Delta were amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time. Copies of the articles of incorporation and bylaws of Delta after giving effect to the Merger are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of February 20, 2017 by and among Delta Natural Gas Company, Inc., PNG Companies LLC and Drake Merger Sub Inc. (Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated and filed February 21, 2017, File No. 000-08788)

3.1	Restated Articles of Incorporation of Delta Natural Gas Company, Inc.

3.2	First Amended and Restated Bylaws of Delta Natural Gas Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: September 21, 2017	By:	/s/John B. Brown
John B. Brown
Chief Operating Officer, Treasurer and Secretary